Proxy Voting Results

A special meeting of the fund's shareholders was held on February 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	742,440,496.15	73.879
Against	196,006,999.93	19.504
Abstain	33,719,201.65	3.356
Broker Non-Votes	32,776,930.05	3.261
TOTAL	1,004,943,627.78	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	948,588,595.83	94.392
Withheld	56,355,031.95	5.608
TOTAL	1,004,943,627.78	100.000
Dennis J. Dirks
Affirmative	950,698,349.04	94.602
Withheld	54,245,278.74	5.398
TOTAL	1,004,943,627.78	100.000
Robert M. Gates
Affirmative	947,567,913.72	94.291
Withheld	57,375,714.06	5.709
TOTAL	1,004,943,627.78	100.000
George H. Heilmeier
Affirmative	948,147,248.47	94.348
Withheld	56,796,379.31	5.652
TOTAL	1,004,943,627.78	100.000
Abigail P. Johnson
Affirmative	944,190,223.14	93.955
Withheld	60,753,404.64	6.045
TOTAL	1,004,943,627.78	100.000
Edward C. Johnson 3d
Affirmative	943,213,044.14	93.857
Withheld	61,730,583.64	6.143
TOTAL	1,004,943,627.78	100.000
Marie L. Knowles
Affirmative	949,452,954.58	94.478
Withheld	55,490,673.20	5.522
TOTAL	1,004,943,627.78	100.000
Ned C. Lautenbach
Affirmative	948,794,328.18	94.413
Withheld	56,149,299.60	5.587
TOTAL	1,004,943,627.78	100.000
Marvin L. Mann
Affirmative	946,649,510.40	94.199
Withheld	58,294,117.38	5.801
TOTAL	1,004,943,627.78	100.000
William O. McCoy
Affirmative	945,952,663.12	94.130
Withheld	58,990,964.66	5.870
TOTAL	1,004,943,627.78	100.000
Robert L. Reynolds
Affirmative	948,326,458.64	94.366
Withheld	56,617,169.14	5.634
TOTAL	1,004,943,627.78	100.000
Cornelia M. Small
Affirmative	949,307,587.45	94.464
Withheld	55,636,040.33	5.536
TOTAL	1,004,943,627.78	100.000
William S. Stavropoulos
Affirmative	947,525,611.83	94.286
Withheld	57,418,015.95	5.714
TOTAL	1,004,943,627.78	100.000
Kenneth L. Wolfe
Affirmative	949,176,424.38	94.451
Withheld	55,767,203.40	5.549
TOTAL	1,004,943,627.78	100.000
ADenotes trust-wide proposals and voting results.